Exhibit 23




                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in Registration Statements No. 33-21095, 33-40263, 33-53952, 33-5214, 2-97766, 33-5218 and 33-42696 of The
Coastal Corporation on Forms S-8 and Registration Statements No. 33-48435 and 333-10995 of The Coastal Corporation on Forms S-3 of our report dated January 31, 1997, appearing in this Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1996.






DELOITTE & TOUCHE LLP



Houston, Texas
March 25, 1997